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                                EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (the "Agreement"), dated as of July 2, 1997 by and between IDT Corporation, a Delaware corporation (the "Company"), and David Turock (the "Executive").

     WHEREAS, in recognition of the Executive's experience and abilities, the Company desires to assure itself of the employment of the Executive in accordance with the terms and conditions provided herein; and

     WHEREAS, the Executive wishes to perform services for the Company in accordance with the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to perform services for the Company, on the terms and conditions set forth herein.

     2.   Commencement Term, Termination and Renewal.

          (a) Commencement and Term. This Agreement is for the five year period (the "Term") commencing on the later of the date of signing of this Agreement by the last of the parties required to sign or the date of execution of a Stock Purchase Agreement between Executive, as sole shareholder of Rock Enterprises, Inc. and the Company (the "Commencement Date"). Execution of the said Stock Purchase Agreement is a condition precedent to the effectiveness and enforcement of this Employment Agreement.

          (b) Termination and Renewal. This Agreement shall terminate on the fifth anniversary of the Commencement Date, or upon the Executive's earlier death or other termination of employment pursuant to Section 7 hereof, provided, however, that commencing on the fifth anniversary date of the commencement date and each anniversary thereafter, the Term shall automatically be extended for one additional year beyond its otherwise expiration unless, not later than 90 days prior to any such anniversary, either party hereto shall have notified the other party hereto in writing that such extension shall not take effect.

     3. Position. During the Term, the Executive shall serve as Chief Technology Officer.

     4. Duties and Reporting Relationship. During the Term, the Executive shall, on a full time basis, use his skills and render services to the best of his abilities in both maintaining the current level of, as well as developing, the Company's technological endeavors in all facets of the Company's telecommunications business provided, however, that upon execution of this Agreement, the Executive shall, as quickly as is practicable, reduce his active management role in companies or businesses in which he owns an interest to the level of activity permitted by

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Section 15(a) hereof; however, in no event shall the Executive work less than the following hours in the first through twenty fourth week of the Term; ten
(10) hours per week in the first four weeks of the Term; twenty (20) hours per week in the fifth through eighth week of the Term; thirty (30) hours per week in the ninth through twelfth weeks of the Term; thereafter, and for the remainder of the Term, Executive will devote his efforts, full-time, to the fulfillment of this duties as Chief Technology Officer. The Executive shall report directly to the Chief Executive officer and Board of Directors of the Company.

     5. Place of Performance. The Executive shall perform his duties and conduct his business at the offices of the Company, located in Hackensack, New Jersey, except for required travel on the Company's business.

     6.   Compensation and Related Matters.

          (a) Annual Base Salary. The Company shall pay to the Executive an annual base salary (the "Base Salary") at a rate not less than $841.35 per week during the first through fourth week of the Term; $1,682.69 per week during the fifth through eighth week of the Term; $2,524.04 per week during the ninth through twelfth week of the term; thereafter at rate of not less than $3,365.85 per week (or $175,000.00 per year) such salary to be paid in conformity with the Company's payroll policies relating to its senior executive officers, but in any event not less than monthly. The Base Salary may, from time to time, be increased, however, if the Executive's Base Salary is increased, it shall not thereafter be decreased during the Term.

          (b) Royalty. Executive shall be paid a royalty in the amount of 1/20th of one (1) cent per minute of all billable telecommunications processed by IDT switches, up to an aggregate amount of Two Million Dollars ($2,000,000.00). The number of billable telecommunications minutes used to calculate the royalty shall be the number of minutes reported in the Company's Form 10-Q filings with the Securities and Exchange Commission or, in the event that such number is not reported on the Form 10-Q, in such other filing or report that is prepared or certified by the Company's outside auditor.

          (c) Employee Benefits. During the Term, the Executive shall be eligible to participate in the following insurance plans: health, dental, disability and life. In addition, the Executive will be eligible to participate in the Company's 401K plan. The benefits listed in this sub-paragraph (c) will be made available to the Executive pursuant to the terms, including cost and participation date, of each benefit plan described herein. Executive shall be entitled to three (3) weeks of paid vacation per calendar year.

          (d) Business Expenses. The Executive will be reimbursed for all ordinary and necessary business expenses incurred by him in connection with his employment (including without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company) upon submission by the Executive of receipts and other documentation in accordance with the Company's normal reimbursement procedures.

          (e) Compensation During Disability. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full Base Salary, as well as applicable employee

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benefits provided to other senior executives of the Company, until his employment is terminated in accordance with applicable law, including, but not limited to the Family and Medical Leave Act, and the Americans with Disabilities Act. Upon such termination the Company shall pay the Executive (i) all unpaid amounts, if any, to which the Executive was entitled as of the Date of Termination under Section 6(a) hereof and (ii) all unpaid amounts to which the Executive was then entitled under the Benefit Plans, the Pension Plans and any other unpaid employee benefits, perquisites or other reimbursement (the amounts set forth in clause (i) and (ii) above being hereinafter referred to as the "Accrued Obligation").

          (f) Compensation Payable Upon Death. In the event the Executive's employment is terminated pursuant to Section 7(a) then as soon as practicable thereafter, the Company shall pay the Accrued Obligation to the Executive's Beneficiary (as defined in Section 18 hereof).

          (g) Compensation Upon Termination for Cause or Voluntary Termination Without Good Reason. If the Executive's employment is terminated by the Company for Cause or by the Executive other than for Good Reason, then the Company shall pay all Accrued Obligations to the Executive within ten (10) business days after the Date of Termination and the Company shall have no further obligations to the Executive under this Agreement.

          (h) Compensation Upon Termination Without Cause or Termination for Good Reason. If the Company shall terminate the Executive's employment other than for cause, or the Executive shall terminate his employment for Good Reason, then the Company shall pay Accrued Obligations to the Executive within ten (10) days after the Date of Termination.

     7. Termination. The Executive's employment hereunder may be terminated without breach of this Agreement only under the following circumstances.

          (a) Death. The Executive's employment hereunder shall terminate upon his death.

          (b) Cause. The Company may terminate the Executive's employment hereunder for "Cause". For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder (i) upon the Executive's conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) upon the Executive's willful and continued failure to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after written notice has been delivered to the Executive by the Company, which notice specifically identifies the manner in which the Executive has not substantially performed his duties, and the Executive's failure to substantially perform his duties is not cured within fifteen (15) business days after notice of such failure has been given to the Executive, or in the event that the alleged failure to substantially perform cannot be completely cured within fifteen (15) days, that the Executive has taken all actions that were reasonably available to him within that period, or
(iii) if Executive fails to devote all his business time and energy in furtherance of the Company's business to the extent required by this Agreement. For purposes of this Section 7(b), no act, or failure to act, on the Executive's part shall be deemed "willful",

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unless done, or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

          (c) Termination by the Executive. The Executive may terminate his employment hereunder for "Good Reason." "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failure by the Company to act.

               (i)  a material breach of this Agreement by the Company;

               (ii) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirement of paragraph (d) below; for purposes of this Agreement, no such purported termination shall be effective;

               (iii) any change of employment condition whereby Executive no longer reports directly to the Chief Executive Officer, President or Board of Directors of the Company.

               (iv) any material change of Executive's duties from those described in Section 4 of this Agreement.

               (v)  any change in Executive's position from that provided in
          Section 3 of this Agreement.

          (d) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination under Section 7(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause issuing from the Company is required to include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof.

          (e) Date of Termination. "Date of Termination" shall mean if the Executive's employment is terminated by his death, the date of his death. If the Executive's employment is terminated pursuant to paragraph (b)(i) above, the Date of Termination shall be the date of the Executive's conviction as described therein. If the Executive's employment is terminated pursuant to paragraph (b)(ii) or (c) above, the Date of Termination shall be the date upon which the fifteen (15) day period specified in the Notice of Termination, as required by paragraph (d) above, shall expire.

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     8.   Executive hereby acknowledges and agrees that all copyrightable works included in the Inventions as defined in sub-paragraph (a) of this paragraph, shall be "works made for hire" within the meaning of the Copyright Act of 1986, as amended (17 U.S.C. Section 101) (the "Act"), and that Company is to be the "author" within the meaning of the Act. Executive acknowledges and agrees that all Inventions are the sole and exclusive property of the Company. In the event that title to any or all of the Inventions does not or may not, by operation of law, vest in Company, Executive hereby assigns to Company, all his right, title and interest in all Inventions and all copies of them, in whatever medium fixed or embodied, and in all writings relating thereto in Executive's possession or control. Executive hereby expressly waives any moral rights or similar rights in any Invention or any such work made for hire.

          (a) "Inventions" means all ideas, inventions, discoveries, improvements, trade secrets, formulae, techniques, data, software, programs, systems, specifications, developments, system architectures, documentation, algorithms, flow charts, logic diagrams, source code, methods, processes, and other information, including works-in-progress, whether or not subject to statutory protection, whether or not reduced to practice, which are conceived, created, authored, developed, or reduced to practice by Executive, either alone or jointly with others, whether on the premises of Company or not, during his employment with the Company (including, without limitation, all periods of employment with Company prior to the Effective Date); provided, however, that any of the foregoing occurring neither on the premises of nor through use of the property of nor at the direction of the Company which do not (a) relate to the actual business of the Company, or (b) result from or are suggested by work performed by Executive for the Company (whether or not made or conceived during normal working hours or on the premises of the Company), or (c) results to any extent, from use of the Company's premises or Property shall not constitute "Inventions" for purposes of this Agreement but must be disclosed to the Company.

     9. During the Term, the Executive agrees not to file any patent, copyright or trademark applications relating to any Invention. Executive agrees to assist the Company, whether before or after the termination of employment, in perfecting, registering, maintaining, and enforcing, in any jurisdiction, the Company's rights in the Inventions by performing promptly all acts and executing all documents deemed necessary or convenient by Company.

          (a) Executive warrants and represents that as of the date of the execution of this Agreement, Executive does not own any Patent or rights to any Patent which has not been sold or assigned prior to the execution date of this Agreement.

     10. If Company is unable, after duly reasonable effort, to secure Executive's signature on any such documents, executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact to do all lawfully permitted acts (including but not limited to the execution, verification and filing of applicable documents) with the same legal force and effect as if performed by Executive.

     11. During the Term and thereafter, the parties agree that Executive will not (a) use any Confidential Information, however acquired, except as necessary within the scope of employment with the Company to perform his duties;
(b) himself duplicate or replicate or cause or permit others to duplicate or replicate any document or other material in any medium

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embodying any Confidential Information except as necessary in connection with the Scope of this Employment; or (c) disclose or permit the disclosure of any Confidential Information to any person, without the prior written consent of Company.

          (a) "Confidential Information" means technical and business information about the Company, its subsidiaries and affiliates and their respective clients and customers that is not otherwise generally known or available to persons unaffiliated with the Company and is learned by Executive in the course of his employment with the Company (including, without limitation, all periods of employment with Company prior to the Effective Date) including, without limitation, any and all proprietary Inventions, customer and potential customer names, product plans and designs, licenses and other agreements, marketing and business plans, various other financial and business information of Company. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to Company, and that such information gives Company a competitive advantage.

     12. Executive acknowledges that Company owns all right, title and interest in and to the Confidential Information. Executive acquires hereunder no right, title or interest in any Confidential Information.

     13. Executive hereby represents and warrants that (i) Executive's performance of the terms of this Agreement and as an employee of the Company will not breach any confidentiality or other agreement which Executive entered into with former Companies, and (ii) Executive is not bound by any agreement either oral or written which conflicts with this Agreement.

     14. Upon the termination or expiration of the Employment, Executive will return to Company all tangible materials and all copies thereof, in whatever media, then in Executive's possession or control, containing or employing any Confidential Information, together with a written certification with the foregoing.

     15. Covenant Not to Compete. Executive hereby agrees that he shall not, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate, invest in or become employed by any business that is in competition in any manner whatsoever with the business of the Company in any of the United States during the Term and for a period of one year immediately following the termination of his employment with Company, except upon express written consent of Company.

          (a) Nothing in paragraph 15 shall prohibit the Executive from serving on the Board of Directors of or providing conceptual oversight and advice to Telecommunications Premium Services, Ltd., Interexchange, Inc., the Latcom, Ltd. companies, Telecom Internet Ltd. and Intelligent Engineering, Inc. as long as such activities are not in conflict with the business interests of the Company (provided, however, that the companies may continue to develop, market and sell the product lines in existence at the time of execution of this agreement) and provided that Executive does not actively participate in the day to day decision making, management or operations of these companies. Executive shall not spend more than three hundred (300) hours in the aggregate during the first year of this contract providing said oversight and advice or provide said oversight and advice during normal working hours on more

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than twelve separate days.  It is further understood between the parties that the Executive shall use his best efforts to reduce the above mentioned three hundred (300) hours over the subsequent two (2) years of this Agreement as the above-mentioned enterprises develop in-house expertise and experience. It is anticipated that after the first three (3) years of this contract the hours expended by Executive for the above stated purposes shall be de minimis. Provided, however, that if, in an emergency situation in any of the businesses listed above, Executive must exceed the number of hours otherwise permitted by this section, Executive may do so. However, for each business day on which Executive devotes time to the said business in excess of the number of hours otherwise permitted by this section, Executive shall pay the Company a fee of $1,000.00 per day.

    16. Executive agrees that, during the Term and for a period of two (2) years thereafter, Executive shall not, directly or indirectly:

          (a) influence or attempt to influence customers or suppliers of Company, or any of its subsidiaries or affiliates, to divert their business to any competitor of Company, and

          (b) solicit or recruit any employee of Company for the purpose of being employed by him or by a competitor of Company and that he will not convey any confidential information about other employees of Company to any other person.

     17.  Executive hereby agree that, during the Term of employment and for one
(1) year thereafter, Executive will not directly or indirectly disparage the Company or disseminate, or cause or permit to be negative regarding Company or any other employee, officer, director or agent of Company. Notwithstanding the foregoing, Executive is not hereby barred or restricted from exercising any right of speech or expression protected by applicable federal, state or local law from restriction by Company.

     18.  Successors; Binding Agreement.

          (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this
Section 19 or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors,

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administrators, successors, heirs, distributes, devises and legatees.  If the
Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatees, or other designee or, if there be no such designee, to the Executive's estate (any of which is referred to herein as a "Beneficiary").

     19. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                         If to the Company:

                              IDT Corporation
                              190 State Street
                              Hackensack, NJ  07601

                              Attn:  General Counsel

                         If to the Executive:

                              David Turock
                              272 Highland Avenue
                              Upper Montclair, New Jersey 07043

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     20. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of New Jersey without regard to its conflicts of law principles.

     21. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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     23.  Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties whether oral or written, by any officer, employee or representative of any party hereof, and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

     24. Representations. Executive has been advised to obtain independent counsel to evaluate the terms, conditions and covenants herein set forth and he has been afforded ample opportunity to obtain such independent advice and evaluation. Executive warrants to the Company that he has relied upon such independent counsel and not upon any representation (legal or otherwise), statement or advice said or offered by the Company or the Company's counsel in connection herewith.

     25. Executive's Status Under Agreement. The parties agree and acknowledge that the Executive shall at all times act in the capacity of an employee under this Agreement, and nothing in this Agreement shall be construed to create the relationship of an independent contractor, partner, joint venturer, or any other relationship or status other than that of an employee.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

IDT CORPORATION

By: /s/ James A. Courter
    ---------------------------
    President

EXECUTIVE

    /s/ David Turock
    ---------------------------
    David Turock


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